UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2025, the Board of Directors of Dollar Tree, Inc. (the “Company”) appointed Michael C. Creedon, Jr., William W. Douglas III and Timothy A. Johnson as directors of the Company, effective immediately.

As previously disclosed, Mr. Creedon was appointed Chief Executive Officer of the Company on December 18, 2024. The Company does not anticipate that Mr. Creedon will serve on any committees of the Board of Directors or receive any additional compensation for his service on the Board of Directors.

The Board of Directors anticipates naming Messrs. Douglas and Johnson to serve on one or more committees of the Board of Directors, but at the time of filing this Form 8-K, the Board of Directors has not determined the committee(s) to which they will be named. The Company will file an amendment to this Form 8-K naming those committees once they are determined.

Messrs. Douglas and Johnson will be eligible to receive compensation for service on the Board of Directors consistent with that provided to all non-employee directors, which is described under the caption “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 7, 2024, as adjusted by the Board of Directors from time to time.

There are no arrangements or understandings between any of Mr. Creedon, Mr. Douglas or Mr. Johnson and any other person with respect to his appointment to the Board of Directors. There have been no transactions, nor are there any currently proposed transactions, between any of Mr. Creedon, Mr. Douglas or Mr. Johnson or any member of his immediate family and the Company that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2025, in connection with the director appointments, the Board of Directors of the Company amended the Company’s By-Laws, effective immediately. The amendment revises Article III, Section 2 of the By-Laws to increase the number of directors from nine (9) to twelve (12). The complete text of the By-Laws, as amended, is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 28, 2025, the Company issued a press release announcing the foregoing appointments. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

3.1	By-Laws of Dollar Tree, Inc. (as amended effective February 27, 2025).
99.1	Press release, dated February 28, 2025, issued by Dollar Tree, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: February 28, 2025	By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Chief Legal Officer